UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2017

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2017, the Board of Directors of Keane Group, Inc. (the “Company” or “Keane”) appointed Phung Ngo-Burns, age 51, as Chief Accounting Officer of the Company (including as its Principal Accounting Officer), effective as of her appointment on March 29, 2017. Previously, Mr. Brian Coe had served as the Company's principal accounting officer and will continue to serve in the Company's finance department as Treasurer.
Prior to joining Keane, Ms. Ngo-Burns served as Senior Director with Alvarez and Marsal since 2012. From 2002 to 2012, Ms. Ngo-Burns served as Chief Financial Officer of Ability Holdings, Inc. and held several executive roles in the finance department of ExpressJet Holdings, Inc., including as Executive Vice President and Chief Financial Officer. Ms. Ngo-Burns brings nearly 30 years of accounting experience to the Company and holds an M.B.A. from the University of Houston and a B.S. in Business and Accounting from Oklahoma State University.
Ms. Ngo-Burns is subject to a written employment agreement dated February 20, 2017 with KGH Intermediate Holdco II, LLC (the “Agreement”). The Agreement does not provide for a specified term and may be terminated by either party for any reason at any time. Pursuant to the Agreement, she will receive an annual base salary of $260,000 and is eligible for an annual performance bonus target of 60% of her base salary. In the event of a termination of Ms. Ngo-Burns' employment by us without cause, subject to her execution of a release, she will be entitled to a severance payment equal to 12 months of her base salary payable over a period of 12 months following the termination date. The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed hereto as Exhibit 10.1 and is incorporated herein by reference.
There is no arrangement or understanding with any person pursuant to which Ms. Ngo-Burns is being appointed Chief Accounting Officer. There are no family relationships between Ms. Ngo-Burns and any director or executive officer of the Company, and she is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
In addition to the compensation that Ms. Ngo-Burns will receive as Chief Accounting Officer, Ms. Ngo-Burns has entered into the Company's standard form of indemnification agreement. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-215079), as originally filed with the Securities and Exchange Commission on December 14, 2016, as subsequently amended.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated February 20, 2017, by and between KGH Intermediate Holdco II, LLC and Phung Ngo-Burns.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.
Date: April 4, 2017
	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel
& Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated February 20, 2017, by and between KGH Intermediate Holdco II, LLC and Phung Ngo-Burns.